PORTAGE PARTNERS, LTD.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

                                                                  June 30, 2004
ASSETS

Current assets:                                                        -
Total current assets                                                  -


LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
Accounts payable - related party                                          3,152

Total current liabilities                                                 3,152

Stockholder's equity:
Common stock, $0.001 par value,
25,000,000 shares authorized,
4,500,000 shares issued and
outstanding as of 06/30/02                                                4,500
Additional paid-in capital                                                   75
(Deficit) accumulated during
development stage                                                       (6,922)
                                                              (2,347)
                                                                       $    -

The accompanying notes are an intregal part of these financial statements.

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